UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2009

DynCorp International Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32869	01-0824791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3190 Fairview Park Drive, Suite 700, Falls Church, Virginia	22042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 722-0210

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 6, 2009, DynCorp International LLC (“DI”) and DynCorp International Inc., the parent company of DI entered into an amendment of their existing secured credit agreement dated as of July 28, 2008 (the “Credit Agreement”) with Wachovia Bank, National Association, as Administrative Agent.

In addition to certain other changes, the amendment reduced certain excess cash flow repayment requirements as defined under the Credit Agreement and expanded the current ability to repurchase parent company common stock to include the right to redeem a portion of the 9.5% senior subordinated notes due 2013 issued by DI and DIV Capital Corporation.

The foregoing amendment is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein in response to this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment to Credit Agreement, dated March 6, 2009 by and among DynCorp International Inc. and DynCorp International LLC, as borrower, the lenders referred to therein, and Wachovia Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DynCorp International Inc.

Date: March 12, 2009	/s/ Michael J. Thorne
Michael J. Thorne Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
EX-10.1	Amendment to Credit Agreement, dated March 6, 2009 by and among DynCorp International Inc. and DynCorp International LLC, as borrower, the lenders referred to therein, and Wachovia Bank National Association.